Exhibit 99.1

PetIQ, Inc. Appoints New CFO

Zvi Glasman, Proven Financial and Strategic Executive, Joins Company as CFO

EAGLE, Idaho – January 5, 2022 (GLOBE NEWSWIRE) - PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today announced the appointment of Zvi Glasman, as its Chief Financial Officer (“CFO”), effective January 3, 2022. Glasman has 20 years of CFO experience supporting high growth companies to drive operational improvements and increased profitability.

“I am excited to welcome Zvi to PetIQ. He is a strong public company CFO with a track record of success across consumer, manufacturing, and software companies, which will help him make an immediate impact at PetIQ,” commented Cord Christensen, PetIQ’s Chairman & CEO. “Zvi joins PetIQ at an ideal time as we continue to accelerate our net sales, expand margins, and increase our cash flow generation.”

Prior to joining PetIQ, Glasman held various private and public company CFO positions with his longest tenure at Fox Factory Holdings Corp. (“Fox”), a designer, manufacturer and marketer of high-performance products and systems used primarily on bikes, side-by-side vehicles, ATVs, snowmobiles, motorcycles, automotive, and other off-road and on-road recreational vehicles with international operations. During his twelve year tenure as CFO of Fox, Glasman was an integral member of the executive team having successfully helped transition the business from a privately-held to a publicly-traded company, executing and integrating five strategic M&A transactions, and consistently aligning the organization to deliver on its stated financial objectives for 25 quarters driving both sales growth and margin expansion. Additionally, Glasman was CFO of Faraday Future, an electric vehicle company, where he successfully contributed to its SPAC merger and public company debut with proceeds of approximately $1.0 billion.

Earlier in his career, Glasman was CFO of two private equity backed companies including Motive Eyewear and Marshall & Swift, where he supported their growth, development and led the successful sale of each business at attractive valuations. Prior to that he held the CFO role at RTI, a venture capital backed software company. He was also Corporate Controller and Vice President of Finance at Creative Computers, a $1 billion direct marketer of computer hardware and software products, and he worked in financial planning and analysis for the Walt Disney Company. Glasman began his career in public accounting as a CPA. He graduated from The Pennsylvania State University with a Bachelor of Science, Finance.

Glasman succeeds John Newland, who is retiring from his role as CFO. Newland will continue to support the Company through March 2022 as part of its previously announced CFO transition plan.

About PetIQ

PetIQ is a leading pet medication and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable veterinary products and services.

The company engages with customers through more than 60,000 points of distribution across retail and e-commerce channels with its branded and distributed medications, which is further supported by its own world-class medications manufacturing facility in Omaha, Nebraska. The company’s national service platform, VIP Petcare, operates in over 3,400 retail partner locations in 42 states providing cost effective and convenient veterinary wellness services. PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.

Contact: Investor.relations@petiq.com or 208.513.1513

Forward Looking Statements

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Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.